Exhibit 5.1

REEDER & SIMPSON PC
ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Facsimile: 011-692-625-3602
Majuro, MH 96960	Email: dreeder@ntamar.net
r.simpson@simpson.gr

May 11, 2011

General Maritime Corporation
299 Park Avenue, 2nd Floor
New York, New York 10171

Re: General Maritime Corporation (the “Company”)

Ladies and Gentlemen:

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”), and are members in good standing of the Bar of the RMI. We are acting as special RMI counsel to the Company, an RMI non-resident domestic corporation (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 7,500,000 shares (the “Shares”) of common stock, par value US$.01 per share (the “Common Stock”), to be issued pursuant to the Registrant’s General Maritime Corporation 2011 Stock Incentive Plan (the “Plan”).

In connection with this opinion and the registration of the Shares, we have examined originals, facsimiles, photos or electronic copies of the Registration Statement, the Plan, as amended to date and currently in effect, the Amended and Restated Articles of Incorporation of the Registrant, as amended to date and currently in effect, the Amended and Restated By-laws of the Registrant, as amended to date and currently in effect, and such documents and records as we have deemed necessary in order to render this opinion on the matters covered hereby. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have also made such examinations of matters of RMI law as we deem necessary in connection with the opinions expressed herein.

We have not reviewed any other documents other than those specifically listed above and we cannot render an opinion regarding the laws of the RMI on any other documents other than those specifically listed above even if such other documents have either been referred to or are incorporated into the documents we have reviewed.

Whenever our opinion is indicated to be based on our knowledge or awareness, it is intended to signify that we have not undertaken any independent investigation specifically for the purpose of rendering this opinion other than those procedures referred to herein and my knowledge will be limited to those matters of which we have actual knowledge. Whenever we have stated that we have assumed any matter, it is intended that we assume such matter without making any factual, legal, or other inquiry or investigation and without expressing any opinion or conclusion of any kind concerning such matter.

We express no opinion as to matters governed by, or the effect or applicability of any laws of any jurisdiction other than the laws of the RMI which are in effect as of the date hereof. This opinion speaks as of the date hereof, and it should be recognized that changes may occur after the date of this letter which may effect the opinions set forth herein. We assume no obligation to advise the parties, their counsel, or any other party seeking to rely upon this opinion, of any such changes, whether or not material, or of any other matter which may hereinafter be brought to our attention.

The Company adopted the Plan subject to obtaining shareholder approval at its May 12, 2011 annual meeting. The opinion expressed herein assumes that such shareholder approval will be obtained.

Based upon and subject to the assumptions, qualifications and limitations herein, we are of the opinion that the Shares covered by the Registration Statement, following the granting of the options and other stock-based awards described in the Plan and upon delivery of such Shares and payment therefor at the prices and in accordance with the terms as stated in the Plan, will be validly issued, fully paid, and non-assessable.

We hereby authorize the Company to file this opinion as an exhibit to the Registration Statement and consent to the use of this opinion as an exhibit to the Registration Statement, without admitting that we are an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Dennis J. Reeder

Reeder & Simpson P.C.
Dennis J. Reeder